EXHIBIT 99.12

SUBSIDIARY GUARANTEE

Schedule 4(b)

December 2004 Debt

“December 2004 Debt” means debt in the original principal amount of $1,420,000 that was borrowed in December 2004 from 5 investors pursuant to 8% secured promissory notes convertible into shares of Common Stock at $1.00 per share, subject to adjustment upon the completion of the sale of Debentures hereunder to $0.75 per share, and secured by a first priority lien on all assets of the Company and guaranteed by the Subsidiary.

SUBSIDIARY GUARANTEE

Schedule 5(b)

Guarantor Address:

c/o BlastGard International, Inc.

12900 Automobile Blvd., Suite D

Clearwater, FL 33762